UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

American Renal Associates Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)

(978) 922-3080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

Agreements with Centerbridge

In connection with the initial public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”) of American Renal Associates Holdings, Inc. (the “Company”), described in the Company’s prospectus (the “Prospectus”), dated April 20, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-206686), as amended (the “Registration Statement”), the Company entered into: Amendment No. 1, dated as of April 21, 2016 (the “Stockholders Agreement Amendment”), to the Amended and Restated Stockholders Agreement, dated as of June 28, 2010, by and among the Company and the stockholders named therein (as amended, the “Stockholders Agreement”); Amendment No. 1, dated as of April 26, 2016 (the “Registration Rights Agreement Amendment”), to the Amended and Restated Registration Rights Agreement, dated as of May 7, 2010, by and among the Company and the stockholders named therein (as amended, the “Registration Rights Agreement”); and a tax receivable agreement between the Company and Centerbridge Capital Partners, L.P., dated as of April 26, 2016 (the “Tax Receivable Agreement”), for the benefit of the Company’s stockholders holding shares of Common Stock as of a specified time before the completion of the Offering (“pre-IPO stockholders”).

Centerbridge Capital Partners, L.P. and certain of its affiliates (collectively, “Centerbridge”) and our executive officers and directors that are party to, or have rights under, the Stockholders Agreement, the Registration Rights Agreement and the Tax Receivable Agreement, as the case may be, have various relationships with the Company. For further information about the terms of these agreements and concerning the other material relationships between the Company and Centerbridge, see the section entitled “Certain Relationships and Related Party Transactions” in the Prospectus.

The Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and the Tax Receivable Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

The information set forth under “Pre-IPO Distributions” under Item 8.01 below is incorporated by reference in this Item 1.01.

Amendment No. 1 to First Lien Credit Agreement

Concurrently with the completion of the Offering, the Company’s wholly owned subsidiary American Renal Holdings Inc., as the borrower, amended its first lien credit agreement to, among other things, increase the borrowing capacity under its first lien revolving credit facility by $50.0 million to an aggregate amount of $100.0 million, provide for additional borrowings of $60.0 million of incremental first lien term loans, increase the interest rate margin on its first lien term loans by 0.25%, permit the repayment of its outstanding second lien term loans and permit certain distributions and related transactions in connection with the Offering. The net proceeds of such incremental first lien term loans, together with the net proceeds received from the Offering and cash on hand, were applied to repay in full all outstanding amounts under the second lien credit facility of American Renal Holdings Inc., as borrower. For further information about the terms of the amendment, see “Description of Indebtedness—Credit Facilities” in the Prospectus.

A copy of Amendment No. 1, dated as of April 26, 2016, to the first lien credit agreement, dated as of February 20, 2013, among American Renal Holdings Inc., as the borrower, American Renal Holdings Intermediate Company, LLC, as a parent guarantor, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto, is filed herewith as Exhibit 10.4. The terms of this amendment are substantially the same as the terms set forth in the form of such amendment filed as Exhibit 10.2 to the Registration Statement and as described therein.

ITEM 3.03    Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Renal Associates Holdings, Inc. 2016 Omnibus Incentive Plan

In connection with the Offering, the Company’s board of directors and its stockholders adopted the American Renal Associates Holdings, Inc. 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, other equity-based awards and performance compensation awards to directors, officers, employees, consultants and advisors of the Company and its subsidiaries. For further information regarding the Omnibus Incentive Plan, see “Executive Compensation—Equity Incentive Plans—2016 Omnibus Incentive Plan” in the Prospectus. The Omnibus Incentive Plan is filed herewith as Exhibit 10.5.

Amendment to Certain Outstanding Options

In connection with the Offering, the Company is amending the terms of certain outstanding option awards granted to its employees, including its named executive officers, as described in the Prospectus under “Executive Compensation—Description of Outstanding Equity Awards.” The form of the option agreement amendment, pursuant to which the Company notified its named executive officers about such amendments to their outstanding stock options, is filed herewith as Exhibit 10.6.

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective on April 26, 2016 and the Company’s Amended and Restated Bylaws (the “Bylaws”) also became effective on April 26, 2016, each as contemplated by the Registration Statement. The Charter and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference. The terms of the Charter and the Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.2 and 3.4, respectively, to the Registration Statement.

ITEM 8.01    Other Events.

Pre-IPO Distributions

In connection with the Offering, the Company effected a series of transactions occurring at various times prior to or concurrently with the closing of the Offering that resulted in the following distributions to its pre-IPO stockholders and related equitable adjustments for its option holders: (1) entry into the Tax Receivable Agreement, which is deemed a distribution for the benefit of the Company’s pre-IPO stockholders; (2) the NewCo Distribution (as defined below) of $26.1 million in the aggregate; and (3) a cash dividend of $28.9 million in the aggregate. For a description of such distributions, see “Prospectus Summary—Pre-IPO Distributions,” “Dilution,” “Unaudited Pro Forma Condensed Consolidated Financial Information” and “Certain Relationships and Related Party Transactions” in the Prospectus.

As described in the Prospectus, pursuant to a contribution, assignment and assumption agreement, (1) the Company’s subsidiary American Renal Associates LLC (“ARA OpCo”) contributed, assigned and transferred its interests in all of its intercompany term loans provided to the Company’s joint venture subsidiaries primarily to finance de novo clinic development costs (“assigned clinic loans”) to a newly formed entity, Term Loan Holdings LLC (“NewCo”), managed by a Centerbridge entity, and (2) NewCo assumed from ARA OpCo all of ARA OpCo’s right, title and interest in such assigned clinic loans. The contribution, assignment and assumption agreement is filed herewith as Exhibit 10.7. Following such contribution, assignment and assumption of the assigned clinic loans, the membership interests in NewCo were distributed to the Company’s pre-IPO stockholders pro rata in accordance with their ownership in the Company (the “NewCo Distribution”). Upon the NewCo Distribution, after which the Company no longer owned any interest in NewCo, NewCo as the new lender holding the assigned clinic loans entered into a loan servicing agreement with ARA OpCo as servicer. The loan servicing agreement is filed herewith as Exhibit 10.8.

The Offering

On April 26, 2016, the Company completed the Offering, including the exercise in full by the underwriters of their option to purchase additional shares, of 8,625,000 shares of Common Stock for cash consideration of $22.00 per share ($20.515 per share net of underwriting discounts) to a syndicate of underwriters led by lead joint-book running managers Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Goldman, Sachs & Co. Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. acted as joint book-running managers, and Leerink Partners LLC acted as co-manager.

The net proceeds to the Company from its sale of shares of Common Stock in the Offering, after deducting underwriting discounts and before deducting estimated offering expenses, amounted to $176.9 million. The Company applied

$165.6 million of the net proceeds from the Offering toward repayment of outstanding amounts under its second lien credit facility, and funded the repayment in full of the outstanding balance with borrowings from its first lien credit facility, as amended, and cash on hand. The Company expects to use any remaining net proceeds for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: April 26, 2016	By:	/s/ Michael R. Costa
	Name:	Michael R. Costa
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of American Renal Associates Holdings, Inc.

3.2	Amended and Restated Bylaws of American Renal Associates Holdings, Inc.

10.1

Amendment No. 1, dated as of April 21, 2016, to the Amended and Restated Stockholders Agreement, dated as of June 28, 2010, by and among American Renal Associates Holdings, Inc. and the other parties thereto

10.2

Amendment No. 1, dated as of April 26, 2016, to the Amended and Restated Registration Rights Agreement, dated as of May 7, 2010, by and among American Renal Associates Holdings, Inc. and the other parties thereto.

10.3	Tax Receivable Agreement between American Renal Associates Holdings, Inc. and Centerbridge Capital Partners, L.P., dated as of April 26, 2016

10.4

Amendment No. 1, dated as of April 26, 2016, to the First Lien Credit Agreement, dated as of February 20, 2013, among American Renal Holdings Inc., as the Borrower, American Renal Holdings Intermediate Company, LLC, as Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto

10.5	American Renal Associates Holdings, Inc. 2016 Omnibus Incentive Plan

10.6	Form of Amendment to Option Agreement

10.7	Contribution, Assignment and Assumption Agreement, dated as of April 20, 2016, by and between American Renal Associates LLC and Term Loan Holdings LLC.

10.8	Loan Servicing Agreement between American Renal Associates LLC, as Servicer, and Term Loan Holdings LLC, as Lender, dated as of April 26, 2016